SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WazzNew, Inc.
(Name of Small Business Issuer in its Charter)

California
(State or other jurisdiction of incorporation or organization)

7389
(Primary Standard Industrial Classification Code Number)

27-0371825
(I.R.S. Employer Identification Number)

WazzNew, Inc.
7700 Irvine Center Dr Ste 800
Irvine, CA 92618
Phone number: (888) 929-9639
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Copies of communications to:
WazzNew, Inc.
7700 Irvine Center Dr Ste 800
Irvine, CA 92618
Phone number: (888) 929-9639

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. 

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer		Accelerated Filer	
Non-accelerated filer		Smaller reporting company	☒
(Do not check if a smaller reporting company)

Calculation of Registration Fee

		Proposed	Proposed	Amount
Title	Amount	Maximum	Maximum	of
Of Securities	to be	Offering Price	Aggregate	Registration
To be Registered	Registered	Per Share	Offering Price (1)	Fee (2)
Common Stock,(1)	2,000,000	$0.10	$200,000	$14.26
Par value $0.0001
Per share
(1)	Estimated solely for the prupose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(2)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum offering price.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ii

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND IS SUBJECT TO COMPLETION AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Prospectus

WazzNew, Inc.

Up to a Maximum of 2,000,000 Shares of Common Stock at $0.10 Per Share

We are offering for sale a maximum of 2,000,000 shares of our common stock in a self-underwritten offering directly to the public at a price of $0.10 per share. There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the shares without any underwriting discounts or commissions. The purchase price is $0.10 per share. If all 2,000,000 shares are not sold within 180 days from the date hereof, (which may be extended an additional 90 days in our sole discretion), the offering for the balance of the shares will terminate and no further shares will be sold. If all of the shares offered by us are purchased, the gross proceeds to us will be $200,000. This is our initial public offering and no public market currently exists for shares of our common stock.

We intend for our common stock to be sold by our officers and Directors. Such persons will not be paid any commissions for such sales.

We will pay all expenses incurred in this offering. The offering will terminate 180 days after this registration statement is declared effective by the Securities and Exchange Commission. However, we may extend the offering for up to 90 days following the 180 day offering period.

Our common stock is presently not traded on any public market or securities exchange, and we have not applied for listing or quotation on any public market.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 7.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. We may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is March 24, 2010

iii

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
BUSINESS	1
OUR DIRECT PUBLIC OFFERING	2
THE OFFERING	2
SELECTED SUMMARY FINANCIAL DATA	3
RISK FACTORS	4
RISKS RELATING TO OUR COMPANY	4
RISKS RELATING TO OUR COMMON STOCK	9
USE OF PROCEEDS	13
PERCENT OF NET PROCEEDS RECEIVED	13
DETERMINATION OF OFFERING PRICE	14
DILUTION	14
OUR BUSINESS	15
GENERAL DEVELOPMENT	15
BUSINESS SUMMARY AND BACKGROUND	16
COMPETITION	16
EMPLOYEES	16
DESCRIPTION OF PROPERTY	16
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	17
PLAN OF OPERATION	17
GENERAL WORKING CAPITAL	18
RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS	19
OFF-BALANCE SHEET ARRANGEMENTS	19
INFLATION	19
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	20
MARKET INFORMATION	20
SECURITY HOLDERS	20
DIVIDEND POLICY	20
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS	21
DIRECTORS AND EXECUTIVE OFFICERS	21
AUDIT COMMITTEE AND FINANCIAL EXPERT	22
CODE OF ETHICS	22
POTENTIAL CONFLICTS OF INTEREST	22
INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS	22
EXECUTIVE COMPENSATION	23
OPTION/SAR GRANTS	24
LONG-TERM INCENTIVE PLANS AND AWARDS	24
EMPLOYMENT CONTRACTS	24
TERMINATION OF EMPLOYMENT	24
CHANGE-IN-CONTROL ARRANGEMENTS	24
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	25
DIRECTOR INDEPENDENCE	25
LEGAL PROCEEDINGS	26
DESCRIPTION OF SECURITIES	27
OUR COMMON STOCK	27
OUR PREFERRED STOCK	27
PLAN OF DISTRIBUTION	28
OFFERING PERIOD AND EXPIRATION DATE	29
PROCEDURES FOR SUBSCRIBING	29
RIGHT TO REJECT SUBSCRIPTIONS	29
UNDERWRITERS	30
REGULATION M	30
SECTION 15(G) OF THE EXCHANGE ACT	30
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	31
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	31
LEGAL MATTERS	31
EXPERTS	31
INTEREST OF NAMED EXPERTS AND COUNSEL	31
AVAILABLE INFORMATION	32
INDEX TO FINANCIAL STATEMENTS	F-1
Part II - INFORMATION NOT REQUIRED IN PROSPECTUS	II-1
Part II - SIGNATURES	II-5

v

GENERAL MATTERS

Unless otherwise specified, all reference to "dollars" or "$" in this prospectus are to United States dollars.

Unless otherwise indicated, all references to "GAAP" in this prospectus are to United States generally accepted accounting principles.

As used in this prospectus, references to the "Company," "we," "our," or "us" refer to WazzNew, Inc., unless the context otherwise indicates.

PROSPECTUS SUMMARY

The following summary highlights selected material information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements, and the notes to the financial statements.

BUSINESS

OUR COMPANY

We were incorporated in California on June 9, 2009 and are a development stage company. We began operations only on July 1, 2009. Our development effort began with the design of the wazznew.com website. Through many iterations and feedback from beta testers including users and independent merchants, the website became live in the beginning of December, 2009. The wazznew.com website encompasses a unique combination of features specifically tailored towards local merchants and their potential customers.

The WazzNew service allows merchants to post daily or hourly specials in real-time, to nearby consumers using a smartphone with location-aware capability, or to desktop users who have configured their location setting through our website. The service provides a direct channel for merchants to communicate with their customers, a higher degree of flexibility in meeting customer demands, low-cost online advertising, and at the same time, a better way to build relationships with their customers. The WazzNew service benefits consumers by providing dynamic content generated by merchants themselves. Consumers can easily find local promotions, events and even join eclubs of their favorite merchants.

Our principal offices are located at 7700 Irvine Center Dr Ste 800, Irvine, CA. Our telephone number is (888) 929-9639. All references to "we," "us," "our," or similar terms used in this prospectus refer to WazzNew, Inc. Our fiscal year end is December 31.

Our auditors have issued an audit opinion which includes a statement describing our going concern status. Our financial status creates substantial doubt whether we can successfully attract a significant user-base. Investors should note that we have not generated any revenues to date, and have not begun to offer premium services for a fee.

OUR DIRECT PUBLIC OFFERING

We are offering for sale up to a maximum of 2,000,000 shares of our common stock directly to the public. There is no underwriter involved in this offering. We are offering the shares without any underwriting discounts or commissions. The purchase price is $0.10 per share. If all of the shares offered by us are purchased, the gross proceeds before deducting expenses of the offering will be up to $200,000. The expenses associated with this offering are estimated to be approximately $20,000 or approximately 10% of the gross proceeds of $200,000 if all the shares offered by us are purchased. If all the shares offered by us are not purchased, then the percentage of offering expenses to gross proceeds will be higher and a lower amount of proceeds will be realized from this offering. If we are unsuccessful in raising sufficient gross proceeds from this offering, then it is possible that our offering expenses may exceed our gross proceeds.

This is our initial public offering and no public market currently exists for shares of our common stock. We can offer no assurance that an active trading market will ever develop for our common stock.

The offering will terminate six months after this registration statement is declared effective by the Securities and Exchange Commission. However, we may extend the offering for up to 90 days following the six month offering period.

THE OFFERING

Total shares of common stock outstanding prior to the offering	10,000,000 shares

Total shares of preferred stock outstanding prior to the offering	0 shares

Shares of common stock being offered by us	2,000,000 shares

Total shares of common stock outstanding after the offering	12,000,000 shares

Total shares of preferred stock outstanding after the offering	0 shares

Gross proceeds:

Gross proceeds from the sale of up to 2,000,000 shares of our common stock will be $200,000. Use of proceeds from the sale of our shares will be used as general operating capital to attract a significant user-base and begin offering fee-based premium services.

Risk Factors

There are substantial risk factors involved in investing in our Company. For a discussion of certain factors you should consider before buying shares of our common stock, see the section entitled "Risk Factors."

This is a self-underwritten public offering, with no minimum purchase requirement. Shares will be offered on a best efforts basis and we do not intend to use an underwriter for this offering. We do not have an arrangement to place the proceeds from this offering in an escrow, trust, or similar account. Any funds raised from the offering will be available to us for our immediate use.

The share and per share amounts presented in this prospectus have been retroactively restated to give effect to a 10-for-1 forward split of our capital stock to be effected prior to the completion of this offering.

Unless otherwise indicated, all information in this prospectus:

-         assumes an initial public offering price of $0.10 per share of common stock;

-         assumes the completion of the capital reorganization;

-         assumes the filing of our amended and restated certificate of incorporation with the Secretary of State of the State of California and the adoption of our amended and restated by-laws immediately prior to the closing of the offering.

 SELECTED SUMMARY FINANCIAL DATA

This table summarizes our operating and balance sheet data as of the periods indicated. You should read this summary financial data in conjunction with the "Plan of Operations" and our audited financial statements and notes thereto included elsewhere in this prospectus.

For the period June 9, 2009 (Inception) through to December 31, 2009
(Audited)

Statement of Operations:

Revenues	$-

Total operating expenses	$713

Other income	101

Net loss available to common stockholders	$612

Loss per common share	$-

Weighted average number of common shares outstanding - Basic and Diluted	10,000,000

As of
December 31, 2009
(Audited)

Balance Sheet:

Cash	$388

Total assets	$388

Stockholders' equity	$388

Total stockholders' equity	$388

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus (including our financial statements and the related notes). If any of the following events or developments described below actually occur, our business, operating results and financial condition could be materially adversely affected. This could cause the market price of our common stock to decline, and could cause you to loose all or part of your investment.

The risks below are not the only ones we face, Additional risks that we are not aware of or focused on, or that we currently consider to be immaterial, may also impair our business, operating results or financial condition and cause the price of our common stock to significantly decline.

RISKS RELATING TO OUR COMPANY

1.

We are a development stage company with no operating history and may never be able to carry out our business plan or achieve any revenues or profitability; at this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in the establishment of a new business enterprise. We were established on June 9, 2009, for the purpose of engaging in the design, development and marketing of a web-based advertising service and mobile applications. We began operations on July 1, 2009 and since then, we have not generated any revenues nor have we realized a profit from our operations to date. Any profitability in the future from our business will be dependent upon the successful design and development of the website and mobile applications, which itself is subject to numerous industry-related risk factors as set forth herein. We may not be able to successfully carry out our business. There can be no assurance that we will ever achieve any revenues or profitability. Accordingly, our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered in establishing a new business in our industry, and that our Company is a highly speculative venture involving significant financial risk.

2.	We expect to incur operating losses in the next twelve months because our website requires further development and optimization.

We have never generated revenues. We intend to engage in the marketing of a web-based advertising service and mobile applications, however, the website is currently under development, and mobile applications are in planning stages. We expect to incur operating losses over the next twelve months because we have no source of revenues unless and until the website is optimized and mobile applications are developed and available for download. We cannot guarantee that we will ever be successful in optimizing the website or in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. We can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

3.

If we are unable to obtain funding for development and optimization of our website, we will have to delay marketing of our service and/or go?Incomplete change our line of business, which could result in the loss of your total investment.

We intend to use a part of the funds to be raised in this offering to further develop and optimize our website. As such, if we are unable to raise at least $100,000, we will not have sufficient funds to proceed to the marketing stage. If we can raise $100,000, we believe that we will have funds available to reach the basic goals of our business plan; however, we believe we will need an additional $80,000 in order to promote the service. Since there are no refunds on the shares sold in this offering, if any, you may be investing in a company that will not have the funds necessary to commence operations.

4.

We do not have sufficient cash to fund our operating expenses for the next twelve months, and we will require additional funds through the sale of our common stock, which requires favorable market conditions and interest in our activities by investors. We may not be able to sell our common stock and funding may not be available for continued operations.

There is not enough cash on hand to fund our administrative expenses and operating expenses or our proposed development and marketing programs for the next twelve months. In addition, we will require substantial additional capital following the development and optimization of our website, in order to market our service. Because we do not expect to have any cash flow from operations within the next twelve months, we will need to raise additional capital, which may be in the form of loans from current stockholders and/or from public and private equity offerings. Our ability to access capital will depend on our success in implementing our business plan. It will also depend upon the status of the capital markets at the time such capital is sought. Should sufficient capital not be available, the implementation of our business plan could be delayed and, accordingly, the implementation of our business strategy would be adversely affected. If we are unable to raise additional funds in the future, we may have to cease all substantive operations. In such event it would not be likely that investors would obtain a profitable return on their investment or a return of their investment at all.

5.

Our auditors have expressed substantial doubt about our ability to continue as a going concern, and if we do not raise at least $100,000 from our offering, we may have to suspend or cease operations within twelve months.

Our audited financial statements from inception through December 31, 2009, were prepared using the assumption that we will continue our operations as an ongoing concern. We were incorporated on June 9, 2009, started operations on July 1, 2009, and do not have a history of earnings. As a result, our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financing activities or to generate profitable operations. Such capital formation activities may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. We believe that if we do not raise at least $100,000 from our offering, we may have to suspend or cease operations within twelve months.   Therefore, we may be unable to continue operations in the future as a going concern. If we cannot continue as a viable entity, our stockholders may lose some or all of their investment in the Company.

6.	We have no track record that would provide a basis for assessing our ability to conduct successful business activities. We may not be successful in carrying out our business objectives.

The revenue and income potential of our proposed business and operations are unproven as the lack of operating history makes it difficult to evaluate the future prospects of our business. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Accordingly, we have no track record of successful business activities, strategic decision-making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful in developing the website and thereafter offering web-based advertising service. There is a substantial risk that we will not be successful in implementing our business plan, or if initially successful, in thereafter generating any operating revenues or in achieving profitable operations.

7.	Because we are not making provisions for a refund to investors, you may lose your entire investment.

Even though our business plan is based upon the complete subscription of the shares offered through this offering, the offering makes no provisions for refund to an investor. We will utilize all amounts received from newly issued common stock purchased through this offering even if the amount obtained through this offering is not sufficient to enable us to go forward with our planned operations. Any funds received from the sale of newly issued stock will be placed into our corporate bank account. We do not intend to escrow any funds received through this offering. Once funds are received as the result of a completed sale of common stock being issued by us, those funds will be placed into our corporate bank account and may be used at the discretion of management.

8.

As a development stage company, we may experience substantial cost overruns in developing and optimizing our website and the mobile applications, and we may not have sufficient capital to successfully market our service.

We may experience substantial cost overruns in developing and optimizing our website and the mobile applications, and may not have sufficient capital to successfully complete our website and mobile applications. We may not be able to market our service because of industry conditions, general economic conditions, and/or competition from other services. In addition, the commercial success of any web-based advertising service is often dependent upon factors beyond the control of the company attempting to market the service, including, but not limited to, market acceptance of the service.

9.	We rely on website-hosting companies to provide reliable and secure hosting service.

We will rely on website-hosting companies to provide reliable and secure hosting service. If the hosting service causes down-time, or the bandwidth is limiting user access, we may not be able to generate and maintain a user-base as planned. In addition, we may not be able to contract with hosting companies with sufficient bandwidth and reliability in an economical manner. Hosting companies may not adequately perform their obligations, which may impair our competitive position. If a hosting company fails to perform, we could experience significant time delays or we may be unable to commercialize or continue to market our service, which would result in losses of sales and goodwill.

10.	We are a small company with limited resources compared to some of our current and potential competitors and we may not be able to compete effectively and increase market share.

Although we believe that our service offers a unique combination of features and advantages, we cannot guarantee that these features and advantages are enough to effectively capture a significant market share to successfully sustain our service. Most of our potential competitors have longer operating histories, significantly greater resources and name recognition. As a result, these competitors have greater name credibility. Our competitors also may be able to adopt more aggressive pricing policies and devote greater resources to the development, promotion, and sale of their services than we can to ours. To be competitive, we must continue to invest significant resources in development, sales and marketing, and customer support. We may not have sufficient resources to make these investments or to develop the technological advances necessary to be competitive, which in turn will cause our business to suffer and restrict our profitability potential.

11.	Changing preferences may negatively impact our business

The Company's success is dependent upon the ongoing need and appeal for low-cost online advertising. Preferences with respect to the method of advertising are difficult to predict. As a result of changing preferences, many web-based advertising services may be successfully marketed for a short period of time and then interest or demand or requirements change. We cannot assure you that our service will achieve customer acceptance or will continue to be popular for any significant period of time, or that new services will achieve an acceptable degree of market acceptance, or that if such acceptance is achieved, it will be maintained for any significant period of time. The failure of our service to achieve and sustain market acceptance and to produce acceptable margins could have a material adverse effect on our financial condition and results of operations.

12.

Because our Directors and officers have no experience in running a company that markets web-based advertising services, they may not be able to successfully operate such a business which could cause you to lose your investment.

We are a development stage company and we intend to develop, market, and sell a web-based advertising service. Michael Shiao and Carol Yang, our current Directors and officers, have effective control over all decisions regarding both policy and operations of our Company with no oversight from other management. Our success is contingent upon the ability of these individuals to make appropriate business decisions in these areas. However, our Directors and officers have no experience in operating a company that markets a web-based advertising service. It is possible that this lack of relevant operational experience could prevent us from becoming a profitable business and hinder an investor from obtaining a return on his investment in us.

13.

Because Michael Shiao and Carol Yang have other outside business activities and will only be devoting up to 50% of their time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of our business activities.

Our Directors and officers are only engaged in our business activities on a part-time basis. This could cause the officers a conflict of interest between the amount of time they devote to our business activities and the amount of time required to be devoted to their other activities. Michael Shiao and Carol Yang, our current Directors and officers, intend to devote only approximately 20 hours per week to our business activities. Subsequent to the completion of this offering, we intend to increase our business activities in terms of research, development, marketing and sales. This increase in business activities may require that either our Directors and officers engage in our business activities on a full-time basis or that we hire additional employees; however, at this time, we do not have sufficient funds to pursue either option.

14.	Our Directors own 100% of the outstanding shares of our common stock, and may be able to influence control of the company or decision making by management of the Company.

Our Directors presently own 100% of our outstanding common stock. If all of the 2,000,000 shares of our common stock being offered hereby are sold, the shares held by our Directors will constitute approximately 83% of our outstanding common stock.

15.	We may be subject to intellectual property litigation, such as patent infringement claims, which could adversely affect our business.

Our success will also depend in part on our ability to develop a web-based service without infringing the proprietary rights of others. Although we have not been notified of any infringement claims, other patents could exist or could be filed which would prohibit or limit our ability to develop and market our advertising service in the future. In the event of an intellectual property dispute, we may be forced to litigate. Intellectual property litigation would divert management's attention from executing our business plan and would force us to incur substantial costs regardless of whether or not we are successful. An adverse outcome could subject us to significant liabilities to third parties, and force us to cease operations.

16.	If and when we sell our services, we may be liable for liability claims and we presently do not maintain liability insurance.

The web-based advertising service that we are developing may expose us to potential liability from financial loss claims by our customers. We currently have no liability insurance to protect us against the risk that in the future a liability claim could materially and adversely affect our business. Inability to obtain sufficient insurance coverage at an acceptable cost or otherwise to protect against potential liability claims could prevent or inhibit the commercialization of our service. We cannot assure you that when we commence marketing of our service that we will be able to obtain or maintain adequate coverage on acceptable terms, or that such insurance will provide adequate coverage against all potential claims. Moreover, even if we maintain adequate insurance, any successful claim could materially and adversely affect our reputation and prospects, and divert management's time and attention. If we are sued for any injury allegedly caused by our future services our liability could exceed our total assets and our ability to pay the liability.

RISKS RELATING TO OUR COMMON STOCK

17.

We may in the future issue additional shares of our common stock which would reduce investors' ownership interests in the Company and which may dilute our share value. We do not need stockholder approval to issue additional shares.

Our Amended and Restated Article of Incorporation authorizes the issuance of 100,000,000 shares of common stock and 5,000,000 shares of preferred stock, par value $0.0001 per share. The future issuance of all or part of our remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

18.

Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (i) obtain financial information and investment experience objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Security and Exchange Commission relating to the penny stock market, which, in highlight form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because we do not intend to pay any cash dividends on our shares of common stock, our stockholders will not be able to receive a return on their shares unless they sell them. We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them at a price higher than that which they initially paid for such shares.

19.	The offering price of our common stock could be higher than the market value, causing investors to sustain a loss of their investment.

The price of our common stock in this offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management's valuation, and therefore expresses no opinion as to the fairness of the offering price as determined by our management. As a result, the price of the common stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may therefore lose a portion or all of their investment.

20.	There is no established public market for our stock and an activepublic trading market may not be obtained or be liquid and therefore investors may not be able to sell their shares.

There is no established public market for our common stock being offered under this prospectus. While we intend to apply for quotation of our common stock on the Over-The-Counter Bulletin Board system, we have not yet engaged a market maker for the purposes of submitting such application, and there is no assurance that we will qualify for quotation on the OTC Bulletin Board. Therefore, purchasers of our common stock in this offering may be unable to sell their shares on any public trading market or elsewhere.

21.	Government regulation of the Internet is evolving, and unfavorable changes could substantially harm our business and operating results.

We are subject to general business regulations and laws as well as regulations and laws specifically governing the Internet. Existing and future laws and regulations may impede the growth of the Internet or other online services. These regulations and laws may cover taxation, tariffs, user privacy, data protection, pricing, content, copyrights, distribution, electronic contracts and other communications, consumer protection, broadband residential Internet access and the characteristics and quality of services. It is not clear how existing laws governing issues such as property ownership, sales and other taxes, libel and personal privacy apply to the Internet. Unfavorable resolution of these issues may substantially harm our business and operating results.

22.

As a public company, we will become subject to additional financial and other reporting and corporate governance requirements that may be difficult for us to comply with on a timely basis and will require significant resources and management's attention.

Prior to this offering, we were not subject to the continuous and timely disclosure requirements of U.S. securities laws or the rules, regulations and policies of any exchange. We are working with our legal, accounting and financial advisors to identify those areas in which changes should be made to our financial management control systems to manage our obligations as a public company. These areas include corporate governance, corporate controls, internal audit, disclosure controls and procedures and financial reporting and accounting systems. We have made, and will continue to make, changes in these and other areas, including our internal controls over financial reporting. However, we cannot assure purchasers of shares of our common stock that these and other measures we may take will be sufficient to allow us to satisfy our obligations as a public company on a timely basis. In addition, compliance with reporting and other requirements applicable to public companies will create additional costs for us and will require the time and attention of management. We cannot predict the amount of the additional costs we may incur, the timing of such costs or the impact that management's attention to these matters will have on our business.

23.	Rules, including the Sarbanes-Oxley Act of 2002, may make it difficult for us to attract or retain qualified officers and directors, which could adversely affect our business.

We may be unable to attract and retain qualified officers, directors and members of board committees necessary for our effective management as a result of the rules and regulations that govern publicly held companies, including certifications from executive officers and requirements regarding financial experts on boards of directors. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in the issuance of a series of rules and regulations and the strengthening of existing rules and regulations by the SEC. The perceived increased personal risk associated with these rules may deter qualified individuals from accepting these roles.

Further, certain of these rules heighten the requirements for board or committee membership, particularly with respect to an individual's independence from our company and level of experience in finance and accounting matters. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified officers and directors, our business and our ability to maintain the listing of our shares of common stock on a stock exchange could be adversely affected.

24.

Future sales and issuances of our common stock or rights to purchase common stock could result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to fall.

It is possible that significant additional capital will be needed in the future to continue our planned operations. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution. We may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, convertible securities or other equity securities in more than one transaction, or issue stock, our investors may be materially diluted by subsequent sales. Such sales or issuances may also result in material dilution to our existing stockholders, and new investors could gain rights superior to existing stockholders.

All of the shares of common stock sold in our initial public offering will be freely tradable without restrictions or further registration under the Securities Act, except for any shares purchased by our affiliates as defined in Rule 144 under the Securities Act. Rule 144 defines an affiliate as a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, us and would include persons such as our directors and executive officers.

25.	We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section entitled "Use of Proceeds." The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders.

26.	Our officers and directors and other affiliates may be able to exert significant control over the company.

After this offering, our executive officers, directors, 5% stockholders and their affiliates will beneficially own or control, directly or indirectly, approximately 83.33% shares of our common stock, which in the aggregate will represent approximately 83.33% of our outstanding common stock. Therefore, these stockholders will have the ability to influence the company through this ownership position.

These stockholders may be able to determine all matters requiring stockholder approval. For example, these stockholders may be able to control elections of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transaction. In addition, after this offering our two largest stockholders will beneficially own or control, directly or indirectly, approximately 83.33% of our outstanding common stock and, as such, could block any corporate action requiring the consent of the holders of 50% or more of our common stock. This may prevent or discourage unsolicited acquisition proposals or offers for our common stock that a stockholder may believe is in its best interest. See "Principal Stockholders."

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections titled "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" contains forward-looking statements. Forward-looking statements convey our current expectations or forecasts of future events. All statements contained in this prospectus other than statements of historical fact are forward-looking statements. Forward-looking statements include statements regarding our future financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words "may," "continue," "estimate," "intend," "plan," "will," "believe," "project," "expect," "seek," "anticipate," "could" and similar expressions may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. These forward-looking statements include, among other things, statements about:

-	our expectations related to the use of proceeds from this offering;
-	the timing, conduct and success of our sales activities;
-	the progress of, timing of and amount of expenses associated with our research, development and commercialization activities;
-	the accuracy of our estimates of the size and characteristics of the markets that may be addressed by our products;
-	our plans with respect to collaborations and licenses related to the development, manufacture or sale of our products;
-	our expectations as to future financial performance, expense levels and liquidity sources;
-	our ability to manage growth;
-	our ability to compete with other companies that are or may be developing or selling products that are competitive with our products;
-	anticipated trends and challenges in our current and potential markets;
-	our ability to attract and motivate key personnel; and
-	other factors discussed elsewhere in this prospectus.

Any or all of our forward-looking statements in this prospectus may turn out to be inaccurate. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. They may be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties, including the risks, uncertainties and assumptions described in "Risk Factors." In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur as contemplated, and actual results could differ materially from those anticipated or implied by the forward-looking statements.

You should not unduly rely on these forward-looking statements, which speak only as of the date of this prospectus. Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus.

USE OF PROCEEDS

The net proceeds to us from the sale of up to 2,000,000 shares offered at a public offering price of $0.10 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at approximately $20,000 for legal, accounting, and other costs in connection with this offering. The table below shows the intended net proceeds from this offering we expect to receive for scenarios where we sell various amounts of the shares. Since we are making this offering without any minimum requirement, there is no guarantee that we will be successful at selling any of the securities being offered in this prospectus. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.

PERCENT OF NET PROCEEDS RECEIVED

	60%	80%	100%
Shares Sold	1,200,000	1,600,000	2,000,000
Gross Proceeds	$120,000	$160,000	$200,000
Less Offering Expenses	$(20,000)	$(20,000)	$(20,000)
Net Offering Proceeds	$100,000	$140,000	$180,000

The Use of proceeds set forth below demonstrates how we intend to use the funds under the various percentages of amounts of the related offering. All amounts listed below are estimates.

	60%	80%	100%
General Working Capital	$30,000	$30,000	$30,000
Website Development Costs	$20,000	$20,000	$20,000
Sales and Marketing	$50,000	$90,000	$130,000
Total	$100,000	$140,000	$180,000

Our offering expenses are comprised of legal and accounting expenses, SEC and EDGAR filing fees. Our officers and Directors will not receive any compensation for their efforts in selling our shares.

We intend to use the proceeds of this offering in the manner and in order of priority set forth above. We do not intend to use the proceeds to acquire assets or finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the new uses.

In all instances, after the effectiveness of this registration statement, the Company will need some amount of working capital to maintain its general existence and comply with its public reporting obligations. In addition to changing allocations because of the amount of proceeds received, we may change the use of proceeds because of required changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds. Therefore, management decisions may not be in line with the initial objectives of investors who will have little ability to influence these decisions.

DETERMINATION OF OFFERING PRICE

Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. Our Company will be offering the shares of common stock being covered by this prospectus at a price of $0.10 per share. Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

The offering price was determined arbitrarily based on a determination by the Board of Directors of the price at which they believe investors would be willing to purchase the shares. Additional factors that were included in determining the offering price are the lack of liquidity resulting from the fact that there is no present market for our stock and the high level of risk considering our lack of profitable operating history.

DILUTION

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price. The historical net tangible book value as of December 31, 2009 was $180,388.38 or $0.015 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of December 31, 2009, as adjusted to give effect to the receipt of net proceeds from the sale of 2,000,000 shares of common stock for $0.10, which represents net proceeds after deducting estimated offering expenses of $20,000. This represents an immediate increase of $0.02 per share to existing stockholders and an immediate and substantial dilution of $0.085 per share, or approximately 85%, to new investors purchasing our securities in this offering. Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering.

The following table sets forth as of December 31, 2009, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 100% of the offering, before deducting offering expenses payable by us, assuming a purchase price in this offering of $0.10 per share of common stock.

The share and per share amounts presented in this prospectus have been retroactively restated to give effect to a 10-for-1 forward split of our capital stock to be effected prior to the completion of this offering.

	Shares
	Number	Percent	Amount
Existing Stockholders	10,000,000	83.3%	$1,000
New Investors	2,000,000	16.7%	$200,000
Total	12,000,000	100%	$201,000

OUR BUSINESS

GENERAL DEVELOPMENT

We were incorporated in California on June 9, 2009 and we are a development stage company. We intend to engage in web-based advertising service for local merchants. We have not generated any revenues to date and our operations have been limited to organizational, start-up, and capital formation activities. We currently have no employees other than our officers, who are also our Directors.

We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. We have not made any significant purchase or sale of assets, nor has the Company been involved in any mergers, acquisitions or consolidations. We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, because we have a specific business plan and purpose. Neither WazzNew, Inc., nor its officers, Directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

The web-based advertising service offers the following features:

(a)     a website which allows merchants to update their promotions in real-time and display the promotions to consumers within preset radius,

(b)     a website which allows consumers to join merchant eclubs to receive promotions and discounts, communicate with the merchant and other customers.

(c)     a subscription-based program which assists merchants with advertising in local newspapers.

(d)     low cost online and print advertising for local merchants.

(e)     dynamic and accurate information regarding promotions and discounts.

Our principal office is located at 7700 Irvine Center Dr., Ste. 800, Irvine, CA 92618

Our telephone number is 888-WAZZNEW (929-9639)

BUSINESS SUMMARY AND BACKGROUND

WazzNew is a website and location-based service (LBS) aimed at helping local merchants reach out to more customers, while building stronger relationships with them.  It allows merchants to update promotions easily in real-time and broadcast the information to consumers within a certain radius through website and smartphone applications.

Implementation

-         Method for merchants to easily update content at anytime via website or mobile devices

-         Displaying content that can be read easily without searching or require following?Incomplete

-         Displaying content relative to user's position on a computer or mobile device, clearly showing what's new around them, organized by category, radius and favorites

-         Providing more interactions between merchants and consumers through recommendations, story telling, and local talk

-         eClubs for merchants and consumers to mingle, share experiences, photos, and chat

-         The potential to create and promote new home businesses.

-         AdPool, a collection of advertisements by local merchants sharing a larger ad space but paying a fraction of the advertising cost.

-         AlertMe, a service which sends an alert in the form of a text-message or email to subscribing merchants of potential customers, such as a surge in the number of searches for a particular category.  Merchants can react accordingly by upgrading their promotions.  AlertMe also provides statistical report of the number of live users, recent searches and related information in aggregate form.

COMPETITION

Today's existing services offer merchants directory listings including information such as location, description, menu, pricing and customer reviews. The information is updated periodically only to reflect operational changes. These services allow limited interactions from the merchants, and is typically used on as-needed-basis.

Very few services today offer the extent of interaction between merchants and consumers as WazzNew. None, to our knowledge, offers similar and comprehensive set of features to help promote local businesses.

EMPLOYEES

Other than our current Directors and officers, Wei-Bong Shiao and Carol Yang, we have no other full time or part-time employees. We anticipate hiring additional employees including a Chief Financial Offier, Sales Director and Customer Service Representatives in the next twelve months.

DESCRIPTION OF PROPERTY

Our Principal office is located at 7700 Irvine Center Dr Ste 800, Irvine, California, an executive suite office under a monthly service agreement.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following plan of operation together with our audited financial statements and related notes appearing elsewhere in this prospectus. This plan of operation contains forward-looking statements that involve risks, uncertainties, and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those presented under "Risk Factors" on elsewhere in this prospectus.

PLAN OF OPERATION

We are a development stage company engaged in a web-based advertising service for the local business sector. The website is in beta stage undergoing extensive testing and performance evaluation. Additional features are currently being added, including support for the AdPool and AlertMe programs, and a foundation for accepting payments and subscription fees.

After the completion of the website, we plan to launch the AdPool program initially in Orange County, CA. At the same time, we will promote our website service to additional merchants and consumers. Depending on the outcome of the AdPool program, we plan to replicate the efforts in other regions by hiring commission-based sales agents. The AdPool program is anticipated to serve as our own promotional tool to gain user-base, thereby reducing significant marketing cost.

Depending on the availability of funds, we plan to hire contractors to develop mobile applications for the smartphones. The applications will be distibuted on mobile app stores and are free to download. The applications will incorporate features to allow merchants to update promotions in real-time and consumers to find the information based on location and time.

If and when the user-base reaches a certain volume for a region, we plan to start charging subscription fees for our online service.

Depending on the relative success of this offering, the following table details how we intend to use the funds to execute our plan of operation. All amounts listed below are estimates.

	60%	80%	100%
General working capital	$30,000	$30,000	$30,000
Engineering	$50,000	$70,000	$90,000
Sales and Marketing	$20,000	$40,000	$60,000
Total	$100,000	$140,000	$180,000

We intend to use the proceeds of this offering in the manner and in order of priority set forth above.

If less than $100,000 is raised from this offering, we will attempt to raise additional capital through the private sale of our equity securities or borrowings from third party lenders. We have no commitments or arrangements from any person to provide us with any additional capital. If additional financing is not available when needed, we may need to dramatically change our business plan, sell the Company or cease operations. We do not presently have any plans, arrangements, or agreements to sell or merge our Company.

Our auditors have issued an opinion on our financial statements which includes a statement describing our going concern status. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills and meet our other financial obligations. This is because we have not generated any revenues and no revenues are anticipated until we begin marketing the service. Accordingly, we must raise capital from sources other than the actual sale of the service. Even if we raise the maximum amount of money in this offering, we do not know how long the money will last, however, we do believe it will last at least twelve months.

GENERAL WORKING CAPITAL

We may be wrong in our estimates of funds required in order to proceed with developing the website and executing our general business plan described herein. Should we need additional funds, we would attempt to raise these funds through additional private placements or by borrowing money. We do not have any arrangements with potential investors or lenders to provide such funds and there is no assurance that such additional financing will be available when required in order to proceed with the business plan or that our ability to respond to competition or changes in the market place or to exploit opportunities will not be limited by lack of available capital financing. If we are unsuccessful in securing the additional capital needed to continue operations within the time required, we may not be in a position to continue operations.

We can offer no assurance that we will raise any funds in this offering. As disclosed above, we have no revenues and, as such, if we do not raise at least $100,000 from our offering we will not have sufficient funds to execute our business plan. If we are unable to raise funds, we may attempt to sell the Company or file for bankruptcy. We do not have any current intentions, negotiations, or arrangements to merge or sell the Company.

We are not aware of any material trend, event or capital commitment, which would potentially adversely affect liquidity. In the event such a trend develops, we believe that we will have sufficient funds available to satisfy working capital needs through lines of credit and the funds expected from equity sales.

OTHER

Except for historical information contained herein, the matters set forth above are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ from those in the forward-looking statements.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

Refer to Note 1 to the financial statements for a complete description of recent accounting standards which we have not yet been required to implement and may be applicable to our operation, as well as those significant accounting standards that have been adopted during 2009.

Critical Accounting Policies

The preparation of our financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of expenses during the reporting period. On an ongoing basis, we evaluate our estimates which are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. The result of these evaluations forms the basis for making judgments about the carrying values of assets and liabilities and the reported amount of expenses that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions.

We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. There can be no assurance that actual results will not differ from these estimates.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

INFLATION

The amounts presented in the financial statements do not provide for the effect of inflation on the Company's operations or its financial position. Amounts shown for machinery, equipment, and leasehold improvements and for costs and expenses reflect historical cost and do not necessarily represent replacement cost. The net operating losses shown would be greater than reported if the effects of inflation were reflected either by charging operations with amounts that represent replacement costs or by using other inflation adjustments.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority, FINRA for our common stock to be eligible for trading on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

SECURITY HOLDERS

As of December 31, 2009, there were 10,000,000 shares of common stock issued and outstanding, which were held by two stockholders of record.

The share and per share amounts presented in this prospectus have been retroactively restated to give effect to a 10-for-1 forward split of our capital stock to be effected prior to the completion of this offering.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends.

Securities Authorized Under Equity Compensation Plans

We have no equity compensation plans.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information regarding the members of our Board of Directors and our executive officers as of December 31, 2009.

Name	Age	Positions and Offices Held

Wei-Bong Shiao	40	President and Director

Carol Yang	38	Secretary and Director

Our Directors hold office until the next annual meeting of our stockholders or until their successors are duly elected and qualified. Set forth below is a summary description of the principal occupation and business experience of each of our Directors and executive officers for at least the last five years.

Wei-Bong Shiao has been our President and Director since the Company's inception in June 9, 2009. With 19 years of experience in the high-tech industry, Wei-Bong Shiao has experience in management, sales and marketing, and programming. He co-founded Netropa Corp. in 1995 and has been and is currently serving as the CEO and President. Netropa Corp. is a successful LBS company with focus on GPS navigation software, with licensee customers including HP, Dell, Belkin, Networks in Motion and Whistler.

Carol Yang has served as our Secretary and Director since June 9, 2009. Carol Yang has experience in marketing and project development and worked as independent contractor for Netropa Corp. since 1995 on marketing and design projects. She is also the founder of an ecommerce site with focus on apparel. Carol Yang is also the spouse of Wei-Bong Shiao.

The Company is not aware of any proceedings to which any of the Company's officers or Directors, or any associate of any such officer or Director, is a party that are adverse to the Company. We are also not aware of any material interest of any of our officers or directors that is adverse to our own interests.

Each Director of the Company serves for a term of one year or until the successor is elected at the Company's annual stockholders' meeting and is qualified, subject to removal by the Company's stockholders. Each officer serves, at the pleasure of the Board of Directors, for a term of one year and until the successor is elected at the annual meeting of the Board of Directors and is qualified.

AUDIT COMMITTEE AND FINANCIAL EXPERT

We do not have an audit committee or an audit committee financial expert. Our corporate financial affairs are simple at this stage of development and each financial transaction can be viewed by any officer or Director at will. The policy of having no committee will change if the constitution of one such becomes necessary as a result of growth of the Company or as mandated by public policy.

PERSONAL BANKRUPTCIES

To the best of our knowledge, none of our directors, officers, or stockholders holding a sufficient number of securities to affect materially the control of our company, nor any personal holding company of any such person has, within the ten years before the date of this prospectus, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or been subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of that person.

CODE OF ETHICS

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers; however, the Company plans to implement such a code in 2010.

POTENTIAL CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent Directors, the functions that would have been performed by such committees are performed by our Board of Directors. Thus, there is a potential conflict of interest in that our Directors have the authority to determine issues concerning management compensation, in essence their own, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest as a result of their outside business interests with any of our executives or Directors.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

We are not aware of any material legal proceedings that have occurred within the past five years concerning any Director, Director nominee, or control person which involved a criminal conviction, a pending criminal proceeding, a pending or concluded administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations.

EXECUTIVE COMPENSATION

We have not paid, nor do we owe, any compensation to our executive officer. We have not paid any compensation to our officers since our inception.

We have no employment agreements with any of our executive officers or employees.

SUMMARY COMPENSATION TABLE
		Annual Compensation			Long Term Compensation
					Awards		Pay-outs
Name and Principal Position	Year (1)	Salary	Bonus	Other	Securities Underlying Options/ SARs Granted	Restricted Shares or Restricted Share Units	LTIP Pay-outs	All Other
Wei-Bong Shiao President and Director	2009	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Carol Yang Secretary and Director	2009	Nil	Nil	Nil	Nil	Nil	Nil	Nil

(1)    We were incorporated on June 9, 2009.

OPTION/SAR GRANTS

We do not currently have a stock option plan. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or any Director since our inception; accordingly, no stock options have been granted or exercised by any of the officers or Directors since we were founded.

LONG-TERM INCENTIVE PLANS AND AWARDS

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any Director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by our officer or Director or employees or consultants since we were founded.

COMPENSATION OF DIRECTORS

There are no arrangements pursuant to which our Director is or will be compensated in the future for any services provided as a Director.

EMPLOYMENT CONTRACTS

TERMINATION OF EMPLOYMENT

CHANGE-IN-CONTROL ARRANGEMENTS

There are currently no employment agreements or other contracts or arrangements with our officers or Directors. There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, Directors or consultants that would result from the resignation, retirement or any other termination of any of our Directors, officers or consultants. There are no arrangements for our Directors, officers, employees or consultants that would result from a change-in-control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the transactions discussed below, we have not entered into any transaction nor are there any proposed transactions in which our Director, executive officer, stockholders or any member of the immediate family of the foregoing had or is to have a direct or indirect material interest.

On September 3, 2009, we subscribed 5,000,000 shares of our common stock to Wei-Bong Shiao, our President and Director, for a payment of $500.00. As of September 3, 2009 this amount has been paid in cash. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities.

On September 3, 2009, we subscribed 5,000,000 shares of our common stock to Carol Yang, our Secretary and Director, for a payment of $500.00. As of September 3, 2009 this amount has been paid in cash. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities.

The share and per share amounts presented in this prospectus have been retroactively restated to give effect to a 10-for-1 forward split of our capital stock to be effected prior to the completion of this offering.

Related Person Transaction Policy

We have adopted a written policy providing that all "related person transactions" must be:

-	reported to our chief executive officer;
-	approved or ratified by our board of directors, which our board of directors will do only if it determines that the transaction is in, or not inconsistent with, the best interests of Wazznew; and
-

if applicable, reviewed by our audit committee annually to ensure that such transaction, arrangement or relationship has been conducted in accordance with the previous approval, and that all required disclosures regarding such transaction arrangement or relationship have been made.

 Our policy provides that a "related person transaction" is any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, involving an amount exceeding $120,000 in which we are a participant and in which any of our executive officers, directors or 5% stockholders, or any immediate family member of any of our executive officers, directors or 5% stockholders, has or will have a direct or indirect material interest.

DIRECTOR INDEPENDENCE

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of "independent Directors."

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(i) The following table sets forth certain information concerning the ownership of the Common Stock by (a) each person who, to the best of our knowledge, beneficially owned on that date more than 5% of our outstanding common stock, (b) each of our Directors and executive officers and (c) all current Directors and executive officers as a group. The following table is based upon an aggregate of 10,000,000 shares of our common stock outstanding as of December 31, 2009.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned or Right to Direct Vote (1)	Percent of Common Stock Beneficially Owned or Right to Direct Vote (1)

Wei-Bong Shiao	5,000,000	50%

Carol Yang	5,000,000	50%

All stockholders, and / or Directors and / or executive officers as a group (two persons)	10,000,000	100%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of common stock issuable upon the exercise of options or warrants which are currently exercisable or which become exercisable within 60 days following the date of the information in this table are deemed to be beneficially owned by, and outstanding with respect to, the holder of such option or warrant. Except as indicated by footnote, and subject to community property laws where applicable, to our knowledge, each person listed is believed to have sole voting and investment power with respect to all shares of common stock owned by such person.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company or any Director, officer or affiliate of the Company, any owner of record or beneficial holder of more than 5% of any class of voting securities of the Company, or security holder is a party that is adverse to the Company. The Company's property is not the subject of any pending legal proceedings.

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Amended and Restated Article of Incorporation, all of which have been filed as exhibits to our registration statement of which this prospectus is a part.

OUR COMMON STOCK

We are authorized to issue 100,000,000 shares of our Common Stock, $0.0001 par value, of which, as of December 31, 2009, 10,000,000 shares are issued and outstanding. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of our liquidation, dissolution, or winding up, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

OUR PREFERRED STOCK

We are authorized to issue 5,000,000 shares of our Preferred Stock, $0.0001 par value, of which, as of December 31, 2009, no share has been issued or is outstanding. Under the terms of our certificate of incorporation that will be in effect upon the closing of this offering, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. Upon the closing of this offering, there will be no shares of preferred stock outstanding, and we have no present plans to issue any shares of preferred stock.

PLAN OF DISTRIBUTION

We are offering for sale a maximum of 2,000,000 shares of our common stock in a self-underwritten offering directly to the public at a price of $0.10 per share. There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the shares without any underwriting discounts or commissions. The purchase price is $0.10 per share. If all 2,000,000 shares are not sold within 180 days from the date hereof, (which may be extended an additional 90 days in our sole discretion), the offering for the balance of the shares will terminate and no further shares will be sold.

Our offering price of $0.10 per share was arbitrarily decided upon by our management and is not based upon earnings or operating history, does not reflect our actual value, and bears no relation to our earnings, assets, book value, net worth, or any other recognized criteria of value. No independent investment banking firm has been retained to assist in determining the offering price for the shares. Such offering price was not based on the price of the issuance to our founders. Accordingly, the offering price should not be regarded as an indication of any future price of our stock.

We anticipate applying for trading of our common stock on the over-the-counter (OTC) Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. To have our securities quoted on the OTC Bulletin Board we must: (1) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; and (2) has at least one market maker who completes and files a Form 211 with NASD Regulation, Inc. The OTC Bulletin Board differs substantially from national and regional stock exchanges because it (1) operates through communication of bids, offers and confirmations between broker-dealers, rather than one centralized market or exchange; and, (2) securities admitted to quotation are offered by one or more broker-dealers rather than "specialists" which operate in stock exchanges. We have not yet engaged a market maker to assist us to apply for quotation on the OTC Bulletin Board and we are not able to determine the length of time that such application process will take. Such time frame is dependent on comments we receive, if any, from the NASD regarding our Form 211 application.

There is currently no market for our shares of common stock. There can be no assurance that a market for our common stock will be established or that, if established, such market will be sustained. Therefore, purchasers of our shares registered hereunder may be unable to sell their securities, because there may not be a public market for our securities. As a result, you may find it more difficult to dispose of, or obtain accurate quotes of our common stock. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

We intend to sell the shares in this offering through Wei-Bong Shiao and/or Carol Yang who are officers of the Company. They will receive no commission from the sale of any shares. They will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Wei-Bong Shiao and Carol Yang are not statutorily disqualified, are not being compensated, and are not associated with a broker/dealer. They are and will continue to be our officers at the end of the offering and have not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. They have not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

At the present time, we have no intention of using the Internet to advertise our offering.

OFFERING PERIOD AND EXPIRATION DATE

This offering will start on the date of this registration statement is declared effective by the SEC and continue for a period of 180 days. We may extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us. We will not accept any money until this registration statement is declared effective by the SEC.

PROCEDURES FOR SUBSCRIBING

We will not accept any money until this registration statement is declared effective by the SEC. Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must:

1. execute and deliver a subscription agreement

2. deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "WazzNew, Inc."

RIGHT TO REJECT SUBSCRIPTIONS

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

UNDERWRITERS

We have no underwriter and do not intend to have one. In the event that we sell or intend to sell by means of any arrangement with an underwriter, then we will file a post-effective amendment to this S-1 to accurately reflect the changes to us and our financial affairs and any new risk factors, and in particular to disclose such material relevant to this Plan of Distribution.

REGULATION M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for purchasing or attempting to induce any person to bid for or purchase the securities being distribute.

SECTION 15(G) OF THE EXCHANGE ACT

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Anton & Chia, LLP is our Independent Registered Public Accounting Firm. There have not been any changes in or disagreements with our auditors on accounting and financial disclosure or any other matter.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Amended and Restated Article of Incorporation, provides to the fullest extent permitted by California law, our Directors, or officers shall not be personally liable to us or our stockholders for damages for breach of such Director's or officer's fiduciary duty. The effect of this provision of our Amended and Restated Article of Incorporation, is to eliminate our right and our stockholders (through stockholders' derivative suits on behalf of our Company) to recover damages against a Director or officer for breach of the fiduciary duty of care as a Director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Amended and Restated Article of Incorporation, are necessary to attract and retain qualified persons as Directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

The legal opinion rendered by Darin H. Mangum, PLLC. regarding the common stock of WazzNew, Inc. registered on Form S-1 is as set forth in their opinion letter included in this prospectus.

EXPERTS

Our financial statements as of December 31, 2009, and for the period from June 9, 2009 (Inception) through to December 31, 2009, appearing in this prospectus and registration statement have been audited by Anton & Chia, LLP an independent registered public accounting firm, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Registrant or any of its parents or subsidiaries. Nor was any such person connected with the Registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, officer, or employee.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of WazzNew, Inc. filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov. We furnish our stockholders with annual reports containing audited financial statements.

WAZZNEW, INC.

(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS

DECEMBER 31, 2009

Report of Independent Registered Public Accounting Firm	F-2

Balance Sheet as of December 31, 2009	F-3

Statements of Operations for the period from June 9, 2009 (Inception) through to
December 31, 2009	F-4

Statement of Stockholders' Equity for the period from June 9, 2009 (Inception)
through to December 31, 2009	F-5

Statements of Cash Flows for the period from June 9, 2009 (Inception) through to
December 31, 2009	F-6

Notes to Financial Statements	F-7

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

of WazzNew, Inc.:

We have audited the accompanying balance sheet of WazzNew, Inc. (a California corporation in the development stage) as of December 31, 2009, and the related statements of operations, stockholders' equity, and cash flows for the period from June 9, 2009 (Inception) through to December 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WazzNew, Inc. as of December 31, 2009, and the results of its operations and its cash flows for the period from June 9, 2009 (Inception) through to December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage, and has not established any source of revenue to cover its operating costs. As such, it has incurred an operating loss since inception. Further, as of December 31, 2009, the cash resources of the Company were insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plan regarding these matters is also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia, LLP

Irvine, California

March 24, 2010

WAZZNEW, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

AS OF DECEMBER 31, 2009

ASSETS

Current Assets:
Cash	$388
Total Assets	$388

STOCKHOLDERS' EQUITY

Commitments and Contingencies

Stockholders' Equity:
Non-voting preferred stock, par value $0.0001 per share, 5,000,000 shares
authorized; no shares issued and outstanding	-
Common stock, par value $0.0001 per share, 100,000,000 shares
authorized; 10,000,000* shares issued and outstanding	1,000
Deficit accumulated during the development stage	(612)

Total Stockholders' Equity	$388

* the number of shares are retroactively restated to give effect to the 10-for-1 forward split to be effected prior to the completion of this offering.

The accompanying notes are

an integral part of these financial statements.

WAZZNEW, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

For the period JUNE 9, 2009 (Inception)

through to DECEMBER 31, 2009

Revenues:	$-

Expenses:
General and administrative	713
Total general and administrative expenses	713

Loss from Operations:	(713)

Other Income:	101

Provision for income taxes:	-

Net loss available to common stockholders:	$(612)

Loss Per Share:
Loss per share - Basic and Diluted	$(0.00)

Weighted Average Number of Common Shares
Outstanding - Basic and Diluted*	10,000,000

* the number of shares are retroactively restated to give effect to the 10-for-1 forward split to be effected prior to the completion of this offering.

The accompanying notes are

an integral part of these financial statements.

WAZZNEW, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS' EQUITY

For the period from JUNE 9, 2009 (Inception)

through to DECEMBER 31, 2009

				Deficit
				Accumulated
			Additional	During the
	Common stock		Paid-in	Development
	Shares	Amount	Capital	Stage	Total
Balance - June 9, 2009 (Inception)	-	$ -	$ -	$ -	$ -

Common stock issued for cash*	10,000,000	1,000	-	-	1,000

Net loss	-	-	-	(612)	(612)

Balance - December 31, 2009	10,000,000	$1,000	$-	$(612)	$388

* the number of shares are retroactively restated to give effect to the 10-for-1 forward split to be effected prior to the completion of this offering.

The accompanying notes are

an integral part of these financial statements.

WAZZNEW, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

For the period from JUNE 9, 2009 (Inception)

through to DECEMBER 31, 2009

Operating Activities:
Net loss	$(612)

Net Cash Used in Operating Activities	(612)

Investing Activities:
Net Cash Provided / Used in Investing Activities	-

Financing Activities:
Issuance of Founder Shares for Cash	$1,000
Net Cash Provided by Financing Activities	$ 1,000

Net Increase in Cash	388

Cash - Beginning of Period	-

Cash - End of Period	$388

The accompanying notes to financial statements are

an integral part of these statements.

WAZZNEW, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2009

(1)  Summary of Significant Accounting Policies

Basis of Presentation and Organization

WazzNew, Inc. ("Company") is a California corporation in the development stage and has not commenced substantial operations. The Company was incorporated under the laws of the State of California on June 9, 2009 and began activity in July 2009. The business plan of the Company is to develop a web-based advertising service. The accompanying financial statements of Company were prepared from the accounts of the Company under the accrual basis of accounting.

In July 2009, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Codification ("ASC") 105-10, formerly Statement of Financial Accounting Standards ("SFAS") No. 168, The FASB Accounting Standards Codification and Hierarchy of Generally Accepted Accounting Principles, which became the single source of authoritative GAAP recognized by the FASB.  ASC 105-10 does not change current U.S. GAAP, but on the effective date, the FASB ASC superseded all then existing non-SEC accounting and reporting standards.  The ASC is effective for interim and annual reporting periods ending after September 15, 2009.  The Company adopted ASC 105-10 during the year ended December 31, 2009 and revised its referencing of GAAP accounting standards in these financial statements to reflect the new standards.

Cash and Cash Equivalents

The Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents. As of December 31, 2009, the Company had no cash equivalents.

Revenue Recognition

The Company is in the development stage and has yet to realize revenues from operations. Once the Company has commenced operations, it will recognize revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

Loss per Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the period ended December 31, 2009. The number of shares are retroactively restated to give effect to the 10-for-1 forward split to be effected prior to the completion of this offering.

WAZZNEW, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2009

Income Taxes

The Company accounts for income taxes under FASB Codification Topic 740-10-25 ("ASC 740-10-25").  Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under ASC 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company's financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws. Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of December 31, 2009, and expenses for the period ended December 31, 2009, and cumulative from inception. Actual results could differ from those estimates made by management.

(2)  Development Stage Activities and Going Concern

The Company is currently in the development stage, and has no operations. The business plan of the Company is to develop a web-based advertising business.

The Company has commenced a capital formation activity to submit a Registration Statement on Form S-1 to the SEC to register and sell in a self-directed offering 2,000,000 shares of newly issued common stock at an offering price of $0.10 per share for proceeds of up to $200,000. The Company was continuing with the preparation of its registration document, and expects to file the Form S-1 on March 24, 2010 with the SEC.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not established any source of revenue to cover its operating costs, and as such, has incurred an operating loss since inception.

WAZZNEW, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2009

Further, as of December 31, 2009, the cash resources of the Company were insufficient to meet its current business plan, and the Company had negative working capital. These and other factors raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern. Management's plans are to raise sufficient financing from the issueance of common shares and to continue realize on its business plan and marketing to businesses in Irvine, California. Once the Company has developed its business model in Irvine it will continue to look to expansion in other communities.

(3)  Common Stock

On September 3, 2009, the Company issued 1,000,000 shares of its common stock at $0.001 per share to the founders of the Company, some of whom are directors and officers, for cash proceeds of $1,000.

On March 9, 2010, the Company filed an amendment to its articles of incorporation to raise the authorized level. The Board of Directors also approved that the share and per share amounts have been retroactively restated to give effect to a 10-for-1 forward split of our capital stock.

In January 2010, the Company has commenced a capital formation activity to submit a Registration Statement on Form S-1 to the SEC to register and sell in a self-directed offering 2,000,000 shares of newly issued common stock at an offering price of $0.10 per share for proceeds of up to $200,000.

(4)  Recently Issued Accounting Pronouncements

In June 2009, the FASB issued changes to the consolidation guidance applicable to a variable interest entity (VIE). FASB ASC Topic 810, "Consolidation," amends the guidance governing the determination of whether an enterprise is the primary beneficiary of a VIE, and is, therefore, required to consolidate an entity, by requiring a qualitative analysis rather than a quantitative analysis. The qualitative analysis will include, among other things, consideration of who has the power to direct the activities of the entity that most significantly impact the entity's economic performance and who has the obligation to absorb losses or the right to receive benefits of the VIE that could potentially be significant to the VIE. This standard also requires continuous reassessments of whether an enterprise is the primary beneficiary of a VIE. FASB ASC 810 also requires enhanced disclosures about an enterprise's involvement with a VIE. Topic 810 is effective as of the beginning of interim and annual reporting periods that begin after November 15, 2009. This will not have an impact on the Company's financial position, results of operations or cash flows.

In June 2009, the FASB issued Financial Accounting Standards Codification No. 860 - Transfers and Servicing. FASB ASC No. 860 improves the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor's continuing involvement, if any, in transferred financial assets. FASB ASC No. 860 is effective as of the beginning of each reporting entity's first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. The Company is evaluating the impact the adoption of FASB ASC No. 860 will have on its financial statements.

WAZZNEW, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2009

(5) Subsequent Events

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through March 24, 2010, the date the financial statements were issued.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

Our Amended and Restated Article of Incorporation, provides to the fullest extent permitted by California law, our Directors, or officers shall not be personally liable to us or our stockholders for damages for breach of such Director's or officer's fiduciary duty. The effect of this provision of our Amended and Restated Article of Incorporation, is to eliminate our right and our stockholders (through stockholders' derivative suits on behalf of our Company) to recover damages against a Director or officer for breach of the fiduciary duty of care as a Director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Amended and Restated Article of Incorporation, are necessary to attract and retain qualified persons as Directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense	Amount

SEC Registration fee	$14.26

Accounting fees and expenses	$10,000.00

Legal fees and expenses	$10,000.00

Total:	$20,014.26

Item 26. Recent Sales of Unregistered Securities

The following sets forth information regarding all sales of our unregistered securities during the past three years. None of the holders of the shares issued below have subsequently transferred or disposed of their shares and the list is also a current listing of the Company's stockholders.

On September 3, 2009, we issued a total of 10,000,000 shares of our common stock to two individuals, including to our Principal Executive Officer and Treasurer. The purchase price for such shares was equal to their par value, $0.0001 per share, amounting in the aggregate for all 10,000,000 shares to $1000. None of these transactions involved any underwriters, underwriting discounts or commissions or any public offering, and we believe these issuances were exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned

Wei-Bong Shiao	5,000,000

Carol Yang	5,000,000

Item 27. Exhibits

EXHIBIT NUMBER	DESCRIPTION

3.1	Amended and Restated Article of Incorporation of the Registrant

3.2	By-Laws of the Company

3.3	Form of Common Stock Certificate of the Company

5.1	Opinion of Legal Counsel

23.1	Consent of Anton & Chia, LLP

23.2	Consent of legal counsel (see Exhibit 5.1)

Item 28. Undertakings

The undersigned Registrant hereby undertakes to:

(a)(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) That, for the purpose of determining liability under the Securities Act to any purchaser:

(2) If the Registrant is subject to Rule 430C,

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorizes this registration statement to be signed on its behalf by the undersigned, in Irvine, California March 24, 2010.

WazzNew, Inc.

Date March 24, 2010	By:	/s/ Wei-Bong Shiao
Wei-Bong Shiao President (Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Name	Title	Date

/s/ Wei-Bong Shiao	President and Director (Principal	March 24, 2010
Wei-Bong Shiao	Executive Officer)

/s/ Carol Yang	Secretary and Director (and Principal	March 24, 2010
Carol Yang	Accounting Officer )